UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2013

KORN/FERRY INTERNATIONAL

(Exact name of registrant as specified in its charter)

Delaware	001-14505	95-2623879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Avenue of the Stars, Suite 2600

Los Angeles, California 90067

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 552-1834

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The sole purpose of this Amendment to Form 8-K is to correct a typographical error in the press release included as Exhibit 99.1 to Korn/Ferry International’s Current Report on Form 8-K furnished with the Securities and Exchange Commission on June 17, 2013 (the “Original Report”). The final sentence of the Outlook section of Exhibit 99.1 should read “Excluding these charges, adjusted diluted earnings per share in the first quarter are likely to be in the range of $0.26 to $0.32 with diluted earnings per share as measured by generally accepted accounting principles likely to be in the range of $0.19 to $0.27.” Other than correcting this error, all other information included in the Original Report is unchanged. For convenience, we have included in this Amendment the Original Report, as amended.

Item 2.02 Results of Operations and Financial Condition.

On June 17, 2013, Korn/Ferry International issued a press release announcing its fourth quarter fiscal year 2013 results. A copy of the press release is attached hereto as Exhibit 99.1. The information in this Item 2.02 and the exhibit hereto are furnished to, but not filed with, the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release, dated June 17, 2013 (as corrected).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORN/FERRY INTERNATIONAL
(Registrant)

Date: June 18, 2013
/s/ Robert P. Rozek
(Signature)
Name: Robert P. Rozek
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated June 17, 2013 (as corrected).